Exhibit 4.5

Execution Version

SERIES 2022-1 SUPPLEMENT

among

COMPASS DATACENTERS ISSUER, LLC,

COMPASS DATACENTERS CANADA ISSUER LIMITED PARTNERSHIP

and

THE ENTITIES OF THE CO-ISSUERS PARTY HERETO,

as Obligors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

dated as of April 21, 2022

Secured Data Center Revenue Notes, Series 2022-1

CONTENTS

i

ANNEXES

Annex I	CLOSING DATE ASSET ENTITIES

Annex II	CLOSING DATE OTHER ENTITIES

EXHIBITS

Exhibit A	FORM OF SERIES 2022-1 CLASS A-2 NOTE

Exhibit B	FORM OF SERIES 2022-1 CLASS B NOTE

ii

SERIES 2022-1 SUPPLEMENT

THIS SERIES 2022-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of April 21, 2022, is among COMPASS DATACENTERS ISSUER, LLC, a Delaware limited liability company (the “U.S. Co-Issuer”), COMPASS DATACENTERS CANADA ISSUER LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario (the “Canadian Co-Issuer” and, together with the U.S. Co-Issuer, the “Co-Issuers”), each entity of the Co-Issuers party hereto and listed on Annex I hereto (the “Closing Date Asset Entities” and together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”), each entity party hereto and listed on Annex II hereto (the “Closing Date Other Entities” and together with any entity that becomes a party hereto after the date hereof as an “Additional Other Entity”, the “Other Entities”; the Other Entities, the Asset Entities and the Co-Issuers, collectively, the “Obligors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors have entered into a Second Amended and Restated Indenture, dated as of May 28, 2021 (as amended by the First Amendment thereto, dated as of the date hereof, and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Indenture Trustee and the Obligors;

WHEREAS, the Co-Issuers, the Asset Entities and the Other Entities desire the Co-Issuers to issue $120,000,000 Secured Data Center Revenue Term Notes, Series 2022-1, Class A-2 Notes (the “Series 2022-1 Class A-2 Notes”) and $51,000,000 Secured Data Center Revenue Term Notes, Series 2022-1, Class B Notes (the “Series 2022-1 Class B Notes” and, together with the Series 2022-1 Class A-2 Notes, the “Series 2022-1 Term Notes” or the “Series 2022-1 Notes”), pursuant to this Series Supplement to the Indenture;

WHEREAS, the Co-Issuers represent that they have duly authorized the issuance of the Series 2022-1 Notes;

WHEREAS, the Series 2022-1 Notes constitute Notes as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Allocable Share” shall mean, as of the Closing Date, 66 2/3% with respect to the U.S. Obligors and 33 1/3% with respect to the Canadian Obligors.

“Class A-2 Targeted Amortization Amount” shall mean, as of each Payment Date with respect to the Series 2022-1 Class A-2 Notes, $0.

“Closing Date” shall mean April 21, 2022.

“Date of Issuance” shall mean, with respect to the Series 2022-1 Notes, April 21, 2022.

“Indenture” shall have the meaning ascribed to it in the preamble hereto.

“No Rating Agency Declination or Waiver Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) amendments pursuant to Section 13.01 of the Indenture or (ii) the issuance of Additional Notes pursuant to Section 2.13(b) of the Indenture.

“Note Rate” shall, for each Class of the Series 2022-1 Notes, mean the rate per annum at which interest accrues on such Class set forth in Section 2.01(a).

“Placement Agent” shall mean Guggenheim Securities, LLC, with respect to the Series 2022-1 Term Notes.

“Post-ARD Note Spread” shall, for each Class of the Series 2022-1 Notes, be the spread per annum set forth in Section 2.01(e).

“Prepayment Consideration” shall mean, in relation to the Series 2022-1 Term Notes, (i) from the Closing Date to but excluding the fourth (4th) anniversary of the Closing Date, any Yield Maintenance payable in connection with such principal prepayment on, or other early collection of principal, (ii) on and after the fourth (4th) anniversary of the Closing Date and to and excluding the date that is 60 months following the Closing Date, the 1.00% of the principal balance of the Series 2022-1 Notes on the date of the related prepayment, and (iii) on and after the date that is 60 months following the Closing Date, zero.

“Prepayment Period” shall mean, in relation to the Series 2022-1 Term Notes, the period that commences on the Payment Date that is 24 months prior to the Anticipated Repayment Date.

“Rated Final Payment Date” shall have, in relation to the Series 2022-1 Notes, the meaning ascribed to it in Section 2.01(b).

“Rating Agency” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

“Rating Agency Confirmation” shall mean, with respect to any matter and with respect to any Class of Series 2022-1 Notes, notification in writing by the Rating Agency (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that a proposed action, failure to act or other event specified in the Indenture or the other Transaction Documents will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to such Class of Series 2022-1 Notes by such Rating Agency; provided, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Indenture, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to such request is due to a commercial dispute between the Co-Issuers or their Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees.

“Rating Agency Declination” shall mean a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Co-Issuers or their Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.

“Series 2022-1 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2022-1 Class B Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2022-1 Notes” shall have the meaning ascribed to it in the preamble hereto. “Series 2022-1 Term Notes Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b). The Series 2022-1 Term Notes Anticipated Repayment Date shall be the “Anticipated Repayment Date” for the Series 2022-1 Term Notes for purposes of the Indenture.

“Series Disposition Period Date” shall, for the Series 2022-1 Notes, have the meaning ascribed to it in Section 2.01(g).

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)	“or” is not exclusive;

(d)	“including” means including without limitation;

(e)	words in the singular include the plural and words in the plural include the singular;

(f)	all references to “$” or “USD” are to United States dollars unless otherwise stated;

(g)	all references to “$(Cdn)” or “CAD” are to Canadian dollars unless otherwise stated;

(h)          any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns

(i)	references to a Person are also to its permitted successors and assigns; and

(j)            the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Supplement, shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement, and Section, Schedule and Exhibit references are to this Series Supplement unless otherwise specified.

ARTICLE II

SERIES 2022-1 NOTE DETAILS; FORMS OF SERIES 2022-1 NOTES

Section 2.01 Series 2022-1 Note Details.

(a)          The aggregate principal amount of the Series 2022-1 Notes which may be initially authenticated and delivered under this Series Supplement shall consist of two Classes designated as “Class A-2” and “Class B” with the respective initial principal balances, Note Rates and ratings set forth below (except for Series 2022-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Series/ Class	Initial Class Principal Balance	Note Principal Balance	Note Type	Rating
Series 2022-1, Class A-2	$120,000,000	$120,000,000	Term Notes	A-
Series 2022-1 Class B	$51,000,000	$51,000,000	Term Notes	BBB-

The Note Rate for the Series 2022-1 Class A-2 Notes will be 4.600%.

The Note Rate for the Series 2022-1 Class B Notes will be 5.100%.

(b)          The “Series 2022-1 Term Notes Anticipated Repayment Date” for the Series 2022-1 Notes is the Payment Date in April 2029. The “Rated Final Payment Date” for the Series 2022-1 Notes is the Payment Date in April 2052.

(c)           The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2022-1 Notes shall be the May 2022 Payment Date. The initial Interest Accrual Period for the Series 2022-1 Notes shall consist of 30 days.

(d)          The Post-ARD Note Spread for the Series 2022-1 Notes is the per annum spread set forth below:

Series / Class	Post-ARD Note Spread
Series 2022-1, Class A-2	2.00%
Series 2022-1, Class B	2.50%

(e)          The Record Date for purposes of determining payments to the Noteholders of the Series 2022-1 Notes for the May 2022 Payment Date shall be April 30, 2022.

(f)           The “Series Disposition Period Date” for the Series 2022-1 Notes is the Payment Date in April 2053.

Section 2.02 Delivery of Series 2022-1 Notes. Upon the execution and delivery of this Series Supplement, the Co-Issuers shall execute and deliver to the Indenture Trustee and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2022-1 Notes and deliver the Series 2022-1 Term Notes as directed by the Co-Issuers.

Section 2.03 Forms of Series 2022-1 Notes. The Series 2022-1 Class A-2 Notes shall be in substantially in the form set forth in Exhibit A hereto. The Series 2022-1 Class B Notes shall be in substantially in the form set forth in Exhibit B hereto.

Section 2.04 No Class A-2 Monthly Amortization Amounts; Principal Amortization. There shall be no Class A-2 Monthly Amortization Amounts with respect to the Series 2022-1 Class A-2 Notes.

Section 2.05 Deposits of Proceeds into Collection Account. On the Closing Date, the Noteholders purchasing the Series 2022-1 Class A-2 Notes will deposit the purchase price for their respective Series 2022-1 Class A-2 Notes into the Collection Account in accordance with that certain Issuer Order of the Co-Issuers, dated as of the date hereof, delivered to the Indenture Trustee directing and authorizing such deposit.

Section 2.06 Funding of the Liquidity Reserve Sub-Accounts. On the Closing Date, the Obligors deposited into the U.S. Liquidity Reserve Sub-Account an amount equal to 1,553,075.93 and into the Canadian Liquidity Reserve Sub-Account an amount equal to $1,038,174.04.

Section 2.07 Release from the USD Canadian Executed Forward Starting Lease Reserve Sub-Account. On the Closing Date, $5,208,610.00 will be released from the USD Canadian Executed Forward Starting Lease Reserve Sub-Account to or at the direction of the Co- Issuers, such that $2,903,280.00 will remain on deposit in the USD Canadian Executed Forward Starting Lease Reserve Sub-Account after giving effect to such release.

Section 2.08 Registration of Transfer and Exchange of Notes.

(a)          The Notes shall be transferred in accordance with the Indenture. As set forth therein, if a transfer of any Series 2022-1 Term Note is to be made without registration under the Securities Act, then such transfer shall not be registered by the Note Registrar unless the Note Registrar receives (and, upon receipt, may conclusively rely upon) either: (i) a certification from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-5 to the Indenture, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-6 to the Indenture, in the case of a transfer to an Institutional Accredited Investor, and a certification from the prospective Transferee substantially in the form attached as Exhibit B-3 to the Indenture, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-4 to the Indenture, in the case of a transfer to an Institutional Accredited Investor, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Co-Issuers, the Servicer, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based. The foregoing shall not limit any right of any Noteholder to transfer the Notes in accordance with the Indenture.

(b)          It is hereby acknowledged that either of the forms of certification attached as Exhibits B-3 and B-4 to the Indenture is acceptable for the purpose of a certification pursuant to Section 2.02(c) of the Indenture.

Section 2.09 Prepayment Consideration. Notwithstanding anything in the Indenture to the contrary, no Prepayment Consideration shall be payable in connection with (x) prepayments of the Series 2022-1 Class A-2 Notes in an amount equal to the applicable Disposition Price in connection with the disposition of one or more Data Centers in accordance with Section 7.30 of the Base Indenture in an amount up to $20 million in the aggregate for all such dispositions and (y) prepayments of the Series 2022-1 Class B Notes in an amount equal to the applicable Disposition Price in connection with the disposition of one or more Data Centers in accordance with Section 7.30 of the Base Indenture in an amount up to $10 million in the aggregate for all such dispositions.

Section 2.10 Issuance of Additional Notes.

(a)           At any time that the Series 2022-1 Class A-2 Notes are Outstanding, the Co-Issuers shall not issue any Class A-2 Notes or any other Notes with a lower alphabetical designation than the Class A-2 Notes (other than the Series 2022-1 Class B Notes) pursuant to the Indenture that have a Rated Final Payment Date occurring on or prior to the Rated Final Payment Date for the Series 2022-1 Class A-2 Notes.

(b)           At any time that the Series 2022-1 Class B Notes are Outstanding, the Co-Issuers shall not issue any Class B Notes or any other Notes with a lower alphabetical designation than the Class B Notes pursuant to the Indenture that have a Rated Final Payment Date occurring on or prior to the Rated Final Payment Date for the Series 2022-1 Class B Notes.

ARTICLE III

GENERAL PROVISIONS

Section 3.01 Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of April 21, 2022.

Section 3.02 Notices. Notices required to be given to the Rating Agency by the Co-Issuers, the Asset Entities, the Other Entities or the Indenture Trustee shall be mailed to the address provided by the Rating Agency in writing to the Co-Issuers, the Asset Entities, the Other Entities and the Indenture Trustee from time to time.

Section 3.03 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.04 Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05 Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement by telecopy, e-mail, pdf or any other electronic means (e.g. “pdf”, Docusign or “tif”) shall be effective as delivery of a manually executed counterpart of this Series Supplement. The words “delivery”, “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Series Supplement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE IV

APPLICABILITY OF INDENTURE

Section 4.01 Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

COMPASS DATACENTERS ISSUER, LLC

By:	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

COMPASS DATACENTERS CANADA ISSUER LIMITED PARTNERSHIP, by its general partner, COMPASS DATACENTERS CANADA ISSUER, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Secretary

COMPASS DATACENTERS CANADA ISSUER, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Secretary

COMPASS DATACENTERS BNA IA, LLC

By	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

COMPASS DATACENTERS BNA IB, LLC

By	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

[Signature Page to Series 2022-1 Supplement]

COMPASS DATACENTERS DFW I, LLC

By:	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

COMPASS DATACENTERS DFW II, LLC

By:	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

COMPASS DATACENTERS MSP I, LLC

By:	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

COMPASS DATACENTERS RDU I, LLC

By:	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

COMPASS DATACENTERS TUL I, LLC

By:	/s/ Jared Day
Name: Jared Day
Title: President and Chief Financial Officer

[Signature Page to Series 2022-1 Supplement]

COMPASS DATACENTERS YUL I LP, by its general partner, COMPASS DATA CENTERS YUL I GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

COMPASS DATACENTERS YUL I GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

COMPASS DATACENTERS YUL II LP, by its general partner, COMPASS DATACENTERS YUL II GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

COMPASS DATACENTERS YUL II GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

COMPASS DATACENTERS YYZ I LP, by its general partner, COMPASS DATACENTERS YYZ I GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

[Signature Page to Series 2022-1 Supplement]

COMPASS DATACENTERS YYZ I GP, INC.

By:	/s/ Jared Day
Name: Jared Day
Title: Chief Financial Officer

[Signature Page to Series 2022-1 Supplement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Jacob Stapleford
	Name:	Jacob Stapleford
	Title:	Assistant Vice President

[Signature Page to Series 2022-1 Supplement]